U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BOXWOOD MERGER CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-0808563
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1112 Montana Avenue, Suite 901 Santa Monica, CA	90403
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file number to which this form relates:	333- 228018
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Class A Common Stock and one Warrant	The NASDAQ Stock Market LLC

Class A Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

This Amendment No. 1 to Registration Statement on Form 8-A amends and restates the information set forth in the Registration Statement on Form 8-A (File No. 001-38745) filed by Boxwood Merger Corp., Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) on November 14, 2018.

The description of the units, each consisting of one share of Class A common stock, $0.0001 par value, and one warrant, the Class A common stock and warrants, each warrant exercisable for one share of the Registrant’s Class A common stock at an exercise price of $11.50, as set forth under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Commission on October 26, 2018 (Registration No. 333-228018), as amended, including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.    Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-228018), filed with the Securities and Exchange Commission on October 26, 2018).

3.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-228018), filed with the Securities and Exchange Commission on October 26, 2018).

3.3	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-228018), filed with the Securities and Exchange Commission on November 15, 2018).

3.4	Form of Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-228018), filed with the Securities and Exchange Commission on October 26, 2018).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-228018), filed with the Securities and Exchange Commission on November 15, 2018).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-228018), filed with the Securities and Exchange Commission on November 15, 2018).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-228018), filed with the Securities and Exchange Commission on November 15, 2018).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-228018), filed with the Securities and Exchange Commission on November 15, 2018).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-228018), filed with the Securities and Exchange Commission on November 15, 2018).

10.2	Form of Registration Rights Agreement among the Company and the Initial Stockholders (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-228018), filed with the Securities and Exchange Commission on November 15, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

BOXWOOD MERGER CORP.

By:	/s/ Stephen M. Kadenacy
Stephen M. Kadenacy
Chief Executive Officer

Dated: November 15, 2018